UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)       The annual meeting of shareholders of New York Community Bancorp, Inc. was held on June 7, 2016, with 442,895,641, or approximately 90.96%, of the outstanding common shares entitled to vote represented in person or by proxy.

(b)       The matters considered and voted on by the Company’s shareholders at the annual meeting, and the vote itself, were as follows:

1.  The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Votes For	Votes Against	Votes Withheld

Michael J. Levine	314,058,370	12,568,545	1,311,076
Ronald A. Rosenfeld	319,954,910	6,512,055	1,471,026
Lawrence J. Savarese	320,338,257	6,312,551	1,287,183
John M. Tsimbinos	313,163,934	13,473,528	1,300,530

There were 114,957,650 broker non-votes on this proposal.

2.  The appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the following vote:

Shares Voted For	Votes Against	Abstentions
435,382,028	6,284,319	1,229,294

There were no broker non-votes on this proposal.

3.  The proposal to phase out the classified board by approving amendments to the Company’s Amended and Restated Certificate of Incorporation, which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following vote:

Shares Voted For	Votes Against	Abstentions
319,318,061	6,998,363	1,621,567

There were 114,957,650 broker non-votes on this proposal.

4.  A shareholder proposal regarding proxy access was approved by the following vote:

Shares Voted For	Votes Against	Abstentions
216,971,576	106,267,290	4,699,125

There were 114,957,650 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2016	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations